APPROVED by the Division of Corporations                         RECEIVED
and Commercial Code of the Utah State                       1988 MAY-9 PM 3:33
Department of Business Regulation                         LT. GOV./SEC. OF STATE
on the 9th day of May A.D. 1988
Corporate Documents Examiner MC
Fees Paid $35.00






                            ARTICLES OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                      QUICK STOP PHOTO INTERNATIONAL, INC.

         Pursuant  to the provisions  of Section  16-10-57 of the Utah  Business
Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the Corporation is Quick Stop Photo International, Inc.

         SECOND: The following amendment to the articles of incorporation was duly adopted by unanimous consent of the shareholders of the Corporation on April 4, 1987, in accordance with Section 16-10-138 of the Utah Business Corporation Act:

         Article I of the articles of incorporation pertaining to the name of Quick Stop Photo International, Inc. is hereby amended by striking the existing
Article I and inserting in lieu thereof a new Article I, set forth in its entirety as follows:

                                   ARTICLE I

         The name of the Corporation is Asian-American International, Inc.

         THIRD: The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:

                CLASS                           NUMBER OF SHARES
                -----                           ----------------
                Common                             17,624,459

         FOURTH; The number of shares voted for the amendment to Article I was 11,775,301 with 2,000 opposing and 0 abstaining.

         Article III of the articles of incorporation pertaining to the purpose of the Corporation is hereby amended by striking the existing Article III and inserting in lieu thereof a new Article III, set forth in its entirety as follows:

                                  ARTICLE III

         The purpose of the Corporation is as follows:

         (i) engineering, research, development, manufacturing and marketing of automotive and other products in both domestic and foreign commerce.

         (ii) to consult, sell, manage, invest, and engage in any other lawful business as from time to time determined by the Board of Directors and as allowed by the Utah Business Corporation Act as presently enacted and hereafter amended.

         (iii) to acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment thereof in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

         (iv) to do each and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefits of this corporation, and to do said acts as fully and to the same extent as a natural person might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

         (v) the foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in this articles shall be regarded as independent purposes and powers.

         FIFTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:

                CLASS                           NUMBER OF SHARES
                -----                           ----------------
                Common                             17,624,459

         SIXTH: The number of shares voted for the amendment to Article III was 11,777,301 with 0 opposing and 0 abstaining.

                IN WITNESS WHEREOF, the foregoing Articles of Amendment to the Articles of Incorporation of Quick Stop Photo International, Inc. have been executed this 29th day of February, 1988.

ATTEST:                                     Quick Stop Photo International, Inc.

/s/ Gloria C. Taylor                              /s/ Lawrence C. Taylor
---------------------------                       ------------------------------
Gloria C. Taylor                                  Lawrence C. Taylor
Secretary                                         President

STATE OF UTAH       )
  :ss
COUNTY OF SALT LAKE )

On February 29th, 1988, before me, the undersigned, a notary public in and for the county and state, personally appeared Lawrence C. Taylor and Gloria C. Taylor, who, being by me duly sworn, did state, each for himself, that he, Lawrence C. Taylor, is the president, and that she, Gloria C. Taylor, is the secretary, of Quick Stop Photo International, Inc., a Utah corporation, and that the foregoing Articles of Amendment to the Articles of Incorporation of Quick Stop Photo International, Inc. were signed on behalf of such corporation by authority of a resolution of its board of directors and that the statements contained therein are true.

WITNESS my hand and official seal.



Notary Public

/s/ Linda Egelund
-----------------------------

Residing in

Salt Lake County
-----------------------------

My Commission Expires:

     8-11-90
-----------------------------

                                 STATE OF UTAH

                           BUSINESS [SEAL] REGULATION



         The Department of Business Regulation, Division of Corporations and Commercial Code, certifies that the attached is a full, true and correct copy of the Articles of Incorporation of

         QUICK STOP PHOTO INTERNATIONAL, INC., a Utah corporation filed
--------------------------------------------------------------------------------
with this office on July 14, 1983. Also attached are all subsequent amendments thereto.









File #104709
AS APPEARS OF RECORD IN THE DIVISION OFFICE

                                         Dated this          11th         day of
                                                   ----------------------
                                                 February        A.D. 19     87
                                         ------------------------       --------
        [SEAL]                           /s/
                                         ---------------------------------------
                                         Director, Division of Corporations and
                                         Commercial Code